Exhibit 99.1

Acer Therapeutics Announces $1.5M Private Placement

NEWTON, MA – November 30, 2022 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious, rare and life-threatening diseases with significant unmet medical needs, today announced that it has entered into definitive agreements with its CEO as well as its Chairman for a private placement of its securities for gross proceeds of $1.5 million.

On November 29, 2022, Acer entered into a securities purchase agreement for the sale and issuance of an aggregate of 1,229,508 shares of the Company’s common stock, for an aggregate purchase price of $1,499,999.76, in a private placement transaction at a price per share of $1.22, which represented a 5.2% premium to the $1.16 closing price of the common stock on that day. The investors are Chris Schelling, CEO and Founder of Acer, and Steve Aselage, Chairman of Acer’s Board of Directors. The private placement is scheduled to close on or about December 2, 2022, subject to the satisfaction or waiver of customary closing conditions.

The proceeds from the private placement will be used by Acer for working capital and general corporate purposes and, together with Acer’s existing cash and cash equivalents, are expected to be sufficient to fund the Company’s anticipated operating and capital requirements through the fourth quarter of 2022.

About Acer Therapeutics

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. Acer’s pipeline includes four investigational programs: ACER-001 (sodium phenylbutyrate) for treatment of various inborn errors of metabolism, including urea cycle disorders (UCDs) and Maple Syrup Urine Disease (MSUD); ACER-801 (osanetant) for treatment of induced Vasomotor Symptoms (iVMS) and post-traumatic stress disorder (PTSD); EDSIVO™ (celiprolol) for treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; and ACER-2820 (emetine), a host-directed therapy against a variety of viruses, including cytomegalovirus, Zika, dengue, Ebola and COVID-19. For more information, visit www.acertx.com.

Acer Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the sufficiency and duration of our cash and cash equivalents as well as the consummation of the proposed private placement transaction (which is subject to customary closing conditions). Our pipeline products are under investigation and their safety and efficacy have not been established and there is no guarantee that any of our investigational products in development will receive health authority approval or become commercially available for the uses being investigated. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the Company’s actual operating and capital requirements and whether the closing conditions to the proposed private placement transaction are satisfied. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You may access these documents for no charge at http://www.sec.gov.

Acer Contacts

Corporate contact:

Jim DeNike

Acer Therapeutics Inc.

jdenike@acertx.com

+1-844-902-6100

Investor contact:

Nick Colangelo

Gilmartin Group

nick@gilmartinIR.com

+1-332-895-3226

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